Exhibit 99.1

August 26, 2011

FOR IMMEDIATE RELEASE

HDS International Provides Information on Project Scope for Back Bay Location

PROVIDENCE, RI, August 26, 2011 /PRNewswire via COMTEX/ -- HDS International Corp. (OTCQB:  HDSI), a provider of industrial ocean-based biomass production and other high-value eco-sustainability solutions, today provided additional details regarding the project scope for its targeted production site in Back Bay, New Brunswick, Canada.

“To date, most commercial initiatives for renewable algae biomass production have been centered around different types of bioreactors, artificial lighting, and/or pond systems that are capital-intensive, require substantial operating costs, and aren’t efficient or scalable,” said Tassos D. Recachinas, HDS President and CEO.  “Our breakthrough algae to biomass and energy technologies enable an altogether different open-water approach, which we believe, along with our other novel solutions, overcome many existing structural limitations to industrial algae biomass farming and provide us with significant competitive advantages in the fields of renewable energy and eco-sustainability.”

The site of the Company’s first targeting project is Back Bay, which is situated off the Bay of Fundy, a region known as having some of the world’s highest water level differentials between tides.

“Based on the favorable geological conditions of Back Bay, coupled with the availability of local carbon dioxide emission, the region represents an ideal location for industrial open-ocean algae biomass production.  We plan to leverage the significant tidal water exchange to recycle the nutritional media and deliver a steady, fresh supply of required nutrients to growing ocean-platform algae, while receiving the energy input necessary for photosynthesis from the sun free of charge,” added Mr. Recachinas.  “By allowing mother nature to do all the heavy lifting during the production phase, our system is designed to keep production costs low and in certain instances eliminate certain costs altogether, providing us with significant cost benefits.”

Based on field research on local algae strains and forecasts incorporating the utility of the Company’s technologies, the Company is currently planning a one acre open-water industrial algae production field expandable to five acres.  During the initial phase of development, the Company plans to realize revenues from processing biomass for energy and bioproducts.

Based on the region’s location within the boundaries of a ratified member of the Kyoto Protocol, where regulations designed to cap carbon dioxide emissions are in place, the Company believes it is in a position to make a major contribution in the effort to reduce CO2 emissions and generate carbon credits that can be sold into a relevant exchange or otherwise monetized in the process.  The Company has initiated the process to register its technologies for Kyoto Protocol-compliant carbon emission reduction in Canada.

The Company is continuing discussions with potential project partners within the Back Bay territory, including large carbon emitters and others across the production vertical.

For additional information about the Company, please visit www.hdsicorp.com, or refer to the Company’s regulatory filings at www.sec.gov.

About HDS International Corp.

HDS International Corp. (OTCQB:  HDSI), based in Providence, RI, is a green technology company providing carbon capture and sequestration solutions, as well as industrial, all natural ocean-based algae farming solutions for the production of renewable, sustainable, and economically viable biofuels, bioproducts, and carbon elimination. Our licensed technologies provide us with an attractive strategic position and competitive advantages within our markets, which include renewable energy and environmental and eco-sustainability.

Forward-Looking Statements
Statements included in this update that are not historical in nature, are intended to be, and are hereby identified as, "forward-looking statements". Forward-looking statements may be identified by words including "anticipate," "believe," "intends," "estimates," "expect," and similar expressions. The Company cautions readers that forward-looking statements including, without limitation, those relating to the Company's future business prospects are subject to certain risks and uncertainties that could cause actual results to differ materially from those indicated in the forward-looking statements, due to factors such as those relating to economic, governmental, technological, and other risks and factors identified from time to time in the Company's reports filed with the SEC.

HDS International Corp.

CONTACT INFORMATION
401-400-0028
info@hdsicorp.com
http://www.hdsicorp.com